 Exhibit 28(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated March 11, 2010, for SteelPath MLP Select 40 Fund, a series of The SteelPath MLP Funds Trust and to all references to our firm included in or made a part of this Pre-Effective Amendment No. 3 under the Securities Act of 1933 and Pre-Effective Amendment No. 3 under the Investment Company Act of 1940 to The SteelPath MLP Funds Trust Registration Statement on Form N-1A.

/s/ Cohen Fund Audit Services
COHEN FUND AUDIT SERVICES, LTD.
Westlake, Ohio
March 11, 2010